Letter of Authorization

(Unofficial English Translation Solely for Convenience)

The Trustor: Hongkong Ruishang International Trade Co., Ltd.

Principal Address: Room 1401, 14 Floor, World Commerce Centre, Harbor City, 7-11 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Legal Representative: Xiusheng Wang               Position: Board Chairman

The Trustee: Shandong SNTON Optical Materials Technology Co., Ltd.

Principal Address: Xinxing Road 377, Kenli Economic Development Zone, Dongying City, Shandong Province, PRC.

Legal Representative: Zhongmin Wang              Position: Board Chairman

Commitment Items:

1. The Trustee is entrusted by the Trustor to participate in the auction bidding of 52.9% of Fuwei Films (Holdings) ordinary shares in the name of the Trustee.

2. The Trustee is entrusted by the Trustor to handle all the formalities regarding auction bidding and pay security deposit and settlement amount in the name of the Trustee.

3. The Trustor owns and directly accepts the transfer of 52.9% of Fuwei Films (Holdings) ordinary shares auctioned by the Trustee in the name of its own.

4．All the legal responsibilities arising from activities by the Trustee for the purpose of commitment in the name of its own are borne by the Trustor.

The Trustor: Hongkong Ruishang International Trade Co., Ltd.

Legal Representative

March 25, 2014